Premier Acquisitions, Inc.
              3340 PEACHTREE ROAD NE, SUITE 2250, ATLANTA, GA 30326
                     Tel: (404) 842 2600 Fax: (404) 842 2626


March 7, 2005


Arts & Exhibitions International, LLC                 IP Live, PLC
199 East Garfield Road                                1 Berkeley Street
Aurora, OH  44202                                     London W1J 8DJ
Attn:    John T. Norman, President                    Attn: Martin Flitton,
                                                            Business Development
                                                            Director

Lee D. Marshall                                       Joseph B. Marsh
c/o Magic Arts & Entertainment, Inc.                  11006 Bridge House Road
199 East Garfield Road                                Windermere, FL  34786
Aurora, OH  44202

Global Entertainment Group, Inc.                      Andres Numhauser
6160 W Sahara Ave.                                    Av Santa Maria 9200
5030 Spanish Hills Dr.                                Dep 62
Las Vegas, NV  89146                                  Santiago, Chile 766-0311
c/o Robert B. Cayne, Jr., President



Re:      Exhibitions International, LLC
         "Wonders of the Human Body" Exhibit

Dear Gentlemen:

This letter agreement is effective as of March 7, 2005, and is between Premier Acquisitions, Inc., a Nevada corporation ("Buyer"), and Arts & Exhibitions International, LLC, an Ohio limited liability company, IP Live, PLC, an English corporation, Joseph B. Marsh, Lee D. Marshall, Global Entertainment Group, Inc., a Nevada corporation, and Andres Numhauser (each, a "Seller" and collectively, "Sellers").

This letter will confirm our agreement regarding the following proposed transaction (the "Transaction").

Exhibitions International, LLC
March 7, 2005
Page 2

                                               Confidential


1.       Background.

The Sellers in the aggregate own one hundred percent (100%) of the interest in profits, losses, special allocations, distributions, and rights to vote or participate in the management ("Membership Interest") of Exhibitions International, LLC, a Nevada limited liability company (the "Company").

The Company has entered into (i) that certain Agreement for Exhibition (the "Exhibition Agreement") dated as of January 30, 2004, with Dalian Medical University Plastination Co., Ltd. ("Dalian") and Hong Jin Sui (together with Dalian, the "Specimens Owner" or "Sui"), and (ii) that certain Agreement for Technology, Documentation and Know-How (the "IP Agreement") dated as of January 30, 2004, with the Specimens Owner (collectively, the "Rights Agreements").

Pursuant to the Rights Agreements, the Company has obtained the right to display and use 20 plastinated body specimens and approximately 170 single plastinated organs of humans and animals (collectively, the "Specimens"), and the right and license to use the related documentation, intellectual property, images and know-how of the Specimens Owner (the "IP").

The Company has entered into that certain Agreement (the "Stefano Agreement") dated as of January 30, 2004, with Stefano Arts, a Korean corporation ("Stefano"), pursuant to which Stefano has agreed to provide to the Company the right to use in the Exhibit (defined below) the equipment, backdrops, cases, lighting and other exhibition assets (collectively, the "Stefano Equipment") owned and used by Stefano and Union Exhibition in an exhibition of the Specimens in Korea.

The Company has entered into a Co-Promotion Agreement (the "Co-Promotion Agreement") dated as of July 2, 2004, with Clear Channel Entertainment-Exhibits, Inc. ("CCE") to co-promote a tour of an exhibition of the Specimens in an exhibit tentatively entitled "Wonders of the Human Body" (the "Exhibit"), to be initially displayed in venues located in Western Europe and thereafter potentially in North America and South America, all in accordance with the terms thereof.

2.       Transaction.

The material terms of the Transaction are as follows:

2.1 Purchase and Sale of Membership Interest. Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, all of his or its Membership Interest which collectively represents one hundred percent (100%) of the Membership Interest in the Company for the consideration specified below. The Membership Interests are as follows:

Exhibitions International, LLC
March 7, 2005
Page 3


                                                                                 Percentage
                               Name of Member                                     Interest
           --------------------------------------------------------          -------------------

           IP Live, PLC                                                                     23%
           Arts & Exhibitions International, LLC                                            17%
           Joseph B. Marsh                                                                  17%
           Lee D. Marshall                                                                  17%
           Global Entertainment Group, Inc.                                                 18%
           Andres Numhauser                                                                  8%
                                                                             -------------------
                    Total                                                                  100%

2.2           Purchase Price.

(a) Buyer shall pay to Sellers at the Closing $800,000 in cash, payable by wire transfer or delivery of immediately available funds. The $800,000 shall be allocated among Sellers as follows:

                                    Name of Member                                 Amount
                    -----------------------------------------------          -------------------

                    IP Live, PLC                                                       $350,000
                    Arts & Exhibitions International, LLC                              $150,000
                    Joseph B. Marsh                                                    $300,000
                                                                             -------------------
                                Total                                                  $800,000

(b) Buyer shall pay to Sellers at the Closing $700,000 in cash, payable by wire transfer or delivery of immediately available funds. The $700,000 shall be allocated among Sellers as follows:

                                    Name of Member                                 Amount
                    -----------------------------------------------          -------------------
                    IP Live, PLC                                                       $230,000
                    Arts & Exhibitions International, LLC                              $103,766
                    Joseph B. Marsh                                                    $103,766
                    Lee D. Marshall                                                    $103,766
                    Global Entertainment Group, Inc.                                   $109,870
                    Andres Numhauser                                                    $48,831
                                                                             -------------------
                                Total                                                  $700,000

(c) Buyer shall pay to Global Entertainment Group, Inc. at the Closing $300,000 in cash, payable by wire transfer or delivery of immediately available funds, representing repayment of a note from Robert B. Cayne to the Company.

(d) Buyer will transfer to the Sellers (or their assignees or designees) at the Closing 200,000 shares of common stock in Premier Exhibitions, Inc., a Florida corporation, and 300,000 options to purchase shares of common stock in Premier Exhibitions, Inc. at the following strike prices: (i) 100,000 shares at $1.25 per share; (ii) 100,000 shares at $1.50 per share; and

Exhibitions International, LLC
March 7, 2005
Page 4

     (iii) 100,000 shares at $1.75 per share. The stock and options in Premier Exhibitions, Inc. shall be subject to section 144 of the Security and Exchange Commission regulations but the Sellers will have piggyback registration rights subject to the approval of the managing underwriter in an underwritten public offering. The stock and options shall be allocated pro rata among Sellers in proportion to their respective Membership Interest as identified in section 2.1 herein.

(e) Buyer shall pay to Sellers immediately upon execution of this document $10.00 (TEN DOLLARS) which represents good and valuable consideration, the receipt of which is hereby acknowledged.

2.3 Covenant. Sellers agree and covenant that on the Closing Date, Company's bank account shall have a balance of at least $700,000.00.

2.4      Non-Competition.

(a) Each Seller agrees that he or it shall not, and shall cause his or its Affiliates to not, engage, directly or indirectly, acting alone or as a partner, shareholder, manager, consultant, or otherwise, in any exhibition of the Specimens licensed under a five year agreement and any extensions thereto, or any other plastinated or polymer preserved body specimens or plastinated or polymer preserved organs except for the Specimens contemplated by this agreement. As used in this Agreement, the term "Affiliate" shall mean with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. As used in the immediately preceding sentence, the term "control" (with correlative meanings for the phrases "controlled by" and "under common control with") shall mean, with respect to any person, the possession, directly or indirectly, of the power to direct the management and policies of such person through the ownership of voting securities, by contract or otherwise.

(b) It is expressly stipulated, acknowledged and agreed that, except as prohibited by paragraph (a) of this Section 2.4, nothing herein shall prohibit or restrict the parties hereto or their Affiliates from engaging on their own and without being joined by the other party hereto in the business of developing, constructing, presenting, touring or exhibiting any exhibitions of any and all types and kinds anywhere in the world during the term hereof, which exhibitions may be in direct competition with the Tour.

2.5 Exhibit at Earls Court. Buyer agrees to negotiate in good faith for an exhibition at Earls Court in London noting that time is of the essence.

2.6 Name Change. Buyer agrees that, immediately after Closing, it will change the Company's name and will assign any rights the Company may have to the name "Exhibits International" to the Sellers, for no additional consideration.

Exhibitions International, LLC
March 7, 2005
Page 5

2.7 Free Access. Subject to any confidentiality requirements of any agreement to which Company is a party, each Seller will permit, and the Sellers will cause the Company to permit, representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all books, records, contracts, and all documents of or pertaining to the Company. Buyer will treat and hold as such any confidential information it receives from any of the Sellers and the Company in the course of the reviews contemplated by this letter agreement, and will not use any of the confidential information except in connection with this letter agreement, and if this letter agreement is terminated for any reason, will return to Sellers and Company all tangible embodiments (and all copies) of the confidential information which are in its possession. Sellers will supply copies of all documents requested by Buyer to complete its due diligence.

2.8 Due Diligence. In the event that Buyer is not reasonably satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Company, Buyer may terminate or modify this Agreement by giving written notice to the Sellers at the addresses listed above on or before the tenth (10th) day following delivery to the Buyer of the due diligence documents as identified in Exhibit A attached hereto.

2.9 Closing. The closing of the Transaction contemplated by this letter agreement (the "Closing") shall be at a mutually agreed upon place and time on the second business day following the satisfaction or waiver of all of the obligations of the parties to consummate the Transaction contemplated hereby or such other date as Buyer and Sellers may mutually determine (the "Closing Date").

2.10 Integration. This letter agreement supersedes all prior negotiations and understandings; and represents the entire understanding of Buyer and Sellers with respect to the subject matter hereof. Except as otherwise expressly provided herein, no termination, revocation, waiver, modification or amendment of this letter agreement shall be binding unless in writing signed by Buyer and Sellers.

2.11 Notice. For purposes of this letter agreement, written notice shall be deemed provided on the date such written document is placed in the United States Mail, Express Mail, or is sent via facsimile transmission. All notices provided to Sellers shall be sent to the addresses listed above.

2.12     Representations and Warranties.

     (a) The Company is a Nevada limited liability company, duly organized and validly existing under the laws of Nevada with corporate power and authority to carry on its business as presently conducted.

     (b) All material agreements entered into by the Company including but not limited to those listed in section 1 of this letter agreement are enforceable in accordance with their terms, are in good standing, and are legally binding on the parties involved. Copies of all such agreements shall be furnished to the Buyer upon execution of this agreement.

Exhibitions International, LLC
March 7, 2005
Page 6

     (c) Copies of the Company's financial statement for the year ended December 31, 2004 shall be furnished to the Buyer upon execution of this agreement. Since the date of such financial statement, there has been no material adverse change in the financial condition of the Company.

     (d) There is no action pending, or to the best of our knowledge, threatened against the Company, except (1) with respect to action threatened in the letter which the Museum of Sciences (Museu de les Ciencies) in Valencia, Spain, as received from a German law firm (Norr Stiefenhofer Lutz) that represents the Institut fur Plastination e.K., Rathausstrasse 18, 69126 Heidelberg, Germany (Dr. Gunther von Hagens); and (2) with respect to any action which may be brought by CCE for alleged violation of the confidentiality provisions contained in the Co-Promotion Agreement.

     (e) There are no commitments outstanding pursuant to which the Company may be obligated to issue any additional membership interests.

2.13 Indemnification. The Company agrees to indemnify, defend and hold harmless Buyer, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that Buyer may incur or be liable for as a result of any claim, suit or proceeding made or brought against Buyer based upon, arising out of, or in connection with (i) any breach of any representation or warranty made by the Company in this agreement (ii) any breach of any duties or obligations of Seller hereunder, or (iii) willful misconduct of the Company (or any of its agents, employees or representatives) in connection with this letter agreement. Buyer hereby agrees to indemnify, defend and hold harmless Sellers, their subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, in an action which may be brought by CCE against the Company or Sellers for alleged violation of the confidentiality provisions contained in the Co-Promotion Agreement as referenced in section 2.12 (e)(2) above. Despite this indemnification provision, the parties hereto wish to state affirmatively their opinions that production of the Co-Promotion Agreement to Buyer after execution of this letter agreement will not violate any provision of the Co-Promotion Agreement, and further that nothing contained herein shall be viewed as a willful attempt to violate the Co-Promotion Agreement.

2.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

2.15 Confidentiality. Each of the undersigned hereby agrees that it will not disclose to or discuss with any third-parties the nature and terms of this letter agreement except as may be required by law or with the prior written approval of the parties.

Exhibitions International, LLC
March 7, 2005
Page 7

If this letter correctly sets forth the terms of our agreement regarding the Transaction, please so acknowledge by countersigning the next page and returning a copy of this letter agreement.

                                Very truly yours,



                                Premier Acquisitions, Inc.


                                By:
                                   -----------------------------------
                                      Name:  Arnie Geller
                                      Title: President

Exhibitions International, LLC
March 7, 2005
Page 8

Agreed and accepted:

                                Arts & Exhibitions International, LLC


                                By:
                                   -----------------------------------
                                      Name:  John T. Norman
                                      Title:  President


                                IP Live, PLC


                                By:
                                   -----------------------------------
                                     Name:  Martin Flitton
                                     Title:  Business Development Director


                                   -----------------------------------
                                     Name:  Lee D. Marshall


                                   -----------------------------------
                                     Name:  Joseph B. Marsh


                                     Global Entertainment Group, Inc.

                                By:
                                   -----------------------------------
                                    Name:   Robert B. Cayne, Jr.
                                    Title:  President


                                   -----------------------------------